Execution Version
FORBEARANCE AGREEMENT
This Forbearance Agreement (this “Agreement”) is entered into as of October 28, 2020, by and among GTT Communications, Inc., a Delaware corporation (the “Issuer”), GTT Americas, LLC, a Delaware limited liability company, GTT Global Telecom Government Services, LLC, a Virginia limited liability company, GC Pivotal, LLC, a Delaware limited liability company, Communication Decisions – SNVC, LLC, a Virginia limited liability company, Electra Ltd., a Virginia corporation and Core 180, LLC, a Delaware limited liability company (each such direct or indirect subsidiary of the Issuer, a “Guarantor” and, together, the “Guarantors”), and each of the undersigned beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes (as hereinafter defined) (collectively, the “Forbearing Noteholders” and, together with the Issuer, the “Parties”).
RECITALS
A.The Issuer and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), are parties to that certain Indenture, dated as of December 22, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), under which the Issuer’s 7.875% Senior Notes due 2024 (the “Notes”) were issued. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Indenture.
B.The Issuer did not file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Late SEC Report”) within 15 days of August 17, 2020, which was the last day of the extension period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended, and such failure constitutes a Default under the Indenture (the “Reporting Default”).

C.On September 2, 2020, the Issuer received a notice of Default (the “Notice”) from investment managers to beneficial holders of, or, holders of, the Notes (the “Noteholders”) representing 25% or more of the aggregate principal amount of the Notes regarding the Reporting Default and, as a result, the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late SEC Report on or before November 1, 2020 would constitute an Event of Default under the Indenture.

D.The Issuer has requested that, during the Noteholder Forbearance Period (as hereinafter defined), the Noteholders agree to forbear from exercising any and all rights and remedies against the Issuer and the Guarantors with respect to any Defaults or Events of Default that have occurred, or that may occur as a result of, (x) the Reporting Default, (y) the Issuer’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 during the Noteholder Forbearance Period and (z) the occurrence and continuance of the “Lender Specified Defaults” as defined in the Credit Facilities Forbearance Agreement (as defined below) (collectively, the “Noteholder Specified Defaults”).

E.Subject to the terms and conditions set forth herein, the Forbearing Noteholders have agreed to forbear, during the Noteholder Forbearance Period, from exercising their default-related rights and remedies against the Issuer and the Guarantors with respect to the Noteholder Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1.Confirmation by the Issuer of Obligations and Noteholder Specified Defaults
(a)Each of the Issuer and the Guarantors acknowledges and agrees that, as of the Forbearance Effective Date (as hereinafter defined), the aggregate principal amount of the Notes outstanding is $575,000,000. Each of the Issuer and the Guarantors further acknowledges and agrees that the Notice was properly delivered and agrees that the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late SEC Report on or before November 1, 2020 shall constitute an Event of Default under the Indenture on November 2, 2020.
(b)Each of the Issuer and Guarantors acknowledges and agrees that the Reporting Default as of November 2, 2020 shall constitute an Event of Default, which, but for entry into this Agreement, would entitle the Forbearing Noteholders to exercise any and all default-related rights and remedies provided for under the Indenture, the Notes and applicable law. Each of the Issuer and Guarantors acknowledges and agrees that, as and when the other Noteholder Specified Defaults occur, they shall, upon the passage of time or the giving of notice or both (to the extent such requirements are applicable pursuant to Section 6.01 of the Indenture), constitute Events of Default, which, but for entry into this Agreement, would entitle the Forbearing Noteholders to exercise any and all default-related rights and remedies provided for under the Indenture, the Notes and applicable law.
(c)Each of the Issuer and the Guarantors represents that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish any Holder’s present and unconditional right to collect the indebtedness evidenced by the Indenture, the Notes and the Note Guarantees (collectively, the “Notes Documents”) that is owed to such Person, and to proceed to enforce the rights and remedies available to the Trustee and Holders as provided in the Notes Documents as of the date hereof.
(d)Each of the Issuer and the Guarantors acknowledges and agrees that the Forbearance (as hereinafter defined) is limited in time and scope and is subject to the terms and conditions set forth herein. Each of the Issuer and the Guarantors further acknowledges and agrees that, (i) upon the occurrence of a Termination Event (as hereinafter defined), the Forbearing Noteholders shall be entitled to exercise all rights and remedies in respect of the Noteholder Specified Defaults under the Indenture, the Notes and applicable law and (ii) the Forbearing Noteholders shall otherwise be entitled to exercise all rights and remedies in respect of any Defaults or Events of Default other than the Noteholder Specified Defaults under the Indenture, the Notes and applicable law.
SECTION 2.Forbearance; Forbearance Default Rights and Remedies.
(a)In reliance upon the representations and warranties and covenants of the Issuer and each of the Guarantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date, each of the Forbearing Noteholders (severally and not jointly) agrees that, until the expiration or termination of the Noteholder Forbearance Period, it will forbear from
(i)     exercising any and all rights or remedies under the Indenture, the Notes and applicable law (“Remedial Action”) against the Issuer and the Guarantors (or any of their assets or properties), including, without limitation, any action to accelerate or join in any request for acceleration of the Notes, and
(ii)    directing the Trustee to take any Remedial Action,

in each case described in clauses (i) and (ii), solely with respect to the Noteholder Specified Defaults (the “Forbearance”). As used herein, the term “Noteholder Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending automatically on the earliest to occur of (the occurrence of any of the events in the succeeding clauses (1)–(2), a “Termination Event”):
(1)     any Forbearance Default (as hereinafter defined) and the delivery to the Issuer by the Requisite Forbearing Noteholders1 of written notice of such Forbearance Default and such Forbearing Noteholders’ intent to terminate this Agreement (which notice may be delivered by counsel to the Forbearing Noteholders, including by electronic mail); and
(2)     5:00 p.m., New York City time, on November 30, 2020; provided that the Noteholder Forbearance Period may be extended by the Requisite Forbearing Noteholders pursuant to Section 10 hereof.
As used herein, the term “Forbearance Default” shall mean
(A)    the occurrence of any Default or Event of Default under the Indenture other than any of the Noteholder Specified Defaults,
(B)     the failure of the Issuer to comply in all material respects with any term, condition, or covenant set forth in this Agreement, which failure remains uncured (to the extent curable) for three (3) Business Days after the Requisite Forbearing Noteholders deliver a written notice of such failure to the Issuer (other than with respect to the covenant contained in Section 5(c) below, the failure of which shall constitute an immediate Forbearance Default without notice of any kind),
(C)     the failure of any representation or warranty made by the Issuer or any Guarantor under this Agreement to be true and complete in all material respects as of the date when made,
(D)     any Credit Party (as defined in the Credit Agreement (as defined below)) as of the Forbearance Effective Date shall enter into or acknowledge any amendment, change, supplement or modification (including by means of a waiver or consent) to the Credit Agreement or the Loan Documents (as defined in the Credit Agreement) that
(y)     increases the rate of interest on any Loan (as defined in the Credit Agreement) or otherwise provides for any compensation to any Lender (as defined in the Credit Agreement) or other Secured Creditor (as defined in the Credit Agreement), in each case, in excess of the rate of interest and/or compensation payable in respect of the Credit Facilities (as defined in the Credit Agreement) in effect as of the Forbearance Effective Date (other than, for the avoidance of doubt, the forbearance fee set forth in the Credit Facilities Forbearance Agreement) or
(z)     amends, changes, supplements or modifies any prepayment provisions of Section 2.13 of the Credit Agreement or otherwise, in each case, in a manner adverse to
1     “Requisite Forbearing Noteholders” means, as of any date of determination, (i) with respect to the delivery of notice of a Forbearance Default, those Forbearing Noteholders holding more than 50% of the aggregate principal amount of the Notes that are held by all Forbearing Noteholders as of such date and (ii) with respect to any amendments to this Agreement, including any extensions of the Forbearance Period, those Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes that are held by all Forbearing Noteholders as of such date; provided, solely with respect to this clause (ii), at least two or more of such Forbearing Noteholders are unaffiliated.

the Forbearing Noteholders as reasonably determined by the Requisite Forbearing Noteholders,
(E)     the expiration or termination of the Lender Forbearance Period (as defined in the Credit Facilities Forbearance Agreement),
(F)     the termination of that certain Sale and Purchase Agreement, dated October 16, 2020, between GTT Communications, Inc., Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Holdings Limited and Cube Telecom Bidco Limited,
(G)    the Issuer or any Subsidiary thereof shall:
(w)    Incur Indebtedness described in clause (1)(A) of the definition thereof in the Indenture or provide a Guarantee of any Indebtedness of the type described in clause (1)(A) of the definition thereof in the Indenture of any Subsidiary of the Issuer that is not a Credit Party,
(x)    (i) cause any Subsidiary of the Issuer that is not a Credit Party as of the Forbearance Effective Date to become a Credit Party or (ii) cause any Subsidiary of the Issuer that is not a U.S. Credit Party as of the Forbearance Effective Date to become a U.S. Credit Party, provided that, in each case, (A) newly formed subsidiaries of U.S. Credit Parties may become U.S. Credit Parties so long as they concurrently become Guarantors of the Notes, (B) newly formed subsidiaries of Non-U.S. Credit Parties may become Non-U.S. Credit Parties and (C) Non-U.S. Credit Parties may not become a borrower with respect to, Guarantee, or provide security for, the U.S. Obligations (as defined in the Credit Agreement),
(y)    in the case of the Issuer or any Guarantor, sell, lease, transfer or otherwise dispose of any assets (including by means of a sale lease back and by means of mergers, consolidation, amalgamation and liquidation of such Person) or Equity Interests directly owned by the Issuer or such Guarantor to any Subsidiary of the Issuer that is not a Guarantor outside the ordinary course of business, unless such Subsidiary becomes a Guarantor of the Notes prior to the consummation thereof (which guaranty shall not terminate solely as a result of the termination or satisfaction of any guaranty from such transferee in favor of the Lenders under the Credit Agreement), or
(z)     permit, authorize or take any action (or otherwise assist in a third-party in taking any action) that grants any Lien (as defined in the Credit Agreement) on any property that secures (or purports to secure) the Obligations (as defined in the Credit Agreement) except as required under the Credit Agreement as of the Forbearance Effective Date, or
(H)    a Borrower (as defined in the Credit Agreement) Continues (as defined in the Credit Agreement), Converts (as defined in the Credit Agreement) or otherwise maintains or borrows any Loan (as defined in the Credit Agreement) as a Base Rate Loan (as defined in the Credit Agreement), unless (x) the principal amount of all outstanding Base Rate Loans does not exceed $5.0 million in the aggregate or (y) such Base Rate Loan is Converted into a Eurocurrency Loan within five (5) Business Days thereof.
The Issuer shall provide notice to the Forbearing Noteholders of the occurrence of any Forbearance Default as soon as reasonably possible but in any event within two (2) Business Days of the Issuer becoming aware of the occurrence of such Forbearance Default, which notice shall state that such event occurred and shall set forth, in reasonable detail, the facts and circumstances that gave rise to such event.
(b)The Forbearing Noteholders hereby direct the Trustee not to take any Remedial Action during the Noteholder Forbearance Period as a result of any of the Noteholder Specified Defaults including, without limitation, any action to accelerate the Notes. In the event that the Trustee or any Noteholder or group of Noteholders takes any action during the Noteholder Forbearance Period to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture solely due to any of the Noteholder Specified Defaults, the Forbearing Noteholders agree to promptly deliver written notice to the Issuer and the Trustee to rescind and annul such acceleration and its consequences in accordance with Section 6.02 of the Indenture and, in connection therewith, to provide the necessary consents for an amendment to the Indenture that provides that Section 6.02(b) of the Indenture shall not require cure or waiver of any Events of Default that are Noteholder Specified Defaults in connection with rescinding and annulling such acceleration and its consequences.
(c)The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any of the Noteholder Specified Defaults or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Indenture, the Notes or applicable law, or (ii) to establish a custom or course of dealing between the Issuer and/or any or all of the Guarantors, on the one hand, and any Forbearing Noteholder, on the other hand. Nothing contained in this Agreement shall be deemed to obligate any Forbearing Noteholder to enter into any other forbearance agreements.
(d)Upon the occurrence of a Termination Event, the agreement of the Forbearing Noteholders hereunder to forbear from taking any Remedial Action in respect of the Noteholder Specified Defaults shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Issuer waives. Each of the Issuer and the Guarantors agrees that the Forbearing Noteholders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Indenture, the Notes and/or applicable law, including, without limitation, Remedial Action with respect to any of the Noteholder Specified Defaults. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Issuer and the Guarantors acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Forbearing Noteholders under the Indenture, the Notes and applicable law with respect to the Issuer and the Guarantors shall continue to be available to the Forbearing Noteholders.
(e)Each of the Parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Forbearing Noteholders may be entitled to take or bring in order to enforce their rights and remedies against the Issuer and the Guarantors are, to the fullest extent permitted by law, tolled and suspended during the Noteholder Forbearance Period.
(f)Each of the Issuer and the Guarantors understands and accepts the temporary nature of the forbearance provided hereby and that the Forbearing Noteholders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Indenture after the Noteholder Forbearance Period.
(g)Each of the Issuer and the Guarantors acknowledges and agrees that each of the agreements of the Forbearing Noteholders hereunder have been made in reliance upon, and in consideration for, among other things, the general releases and indemnities contained in Section 9 hereof and the other covenants, agreements, representations and warranties of the Issuer and each of the Guarantors hereunder.
SECTION 3.Forbearance Fee.
In consideration of the Forbearing Noteholders’ agreements hereunder, the Issuer hereby agrees to pay (i) a non-refundable forbearance fee equal to $1.67 per $1,000 principal amount of Notes held by the applicable Forbearing Noteholder and listed on a letter delivered pursuant to Section 6 hereof, on the Forbearance Effective Date to the Forbearing Noteholders who execute and deliver this Agreement on or before the Forbearance Effective Date (the “Initial Forbearing Noteholders”) and (ii) a non-refundable forbearance fee equal to $1.67 per $1,000 principal amount of Notes held by the applicable Forbearing Noteholder and listed on a letter delivered pursuant to Section 6 hereof (excluding, for the avoidance of doubt, Notes received pursuant to a Permitted Transfer (as defined below)), on or before the sixteenth calendar day after the Forbearance Effective Date to all other Noteholders who execute and deliver this Agreement on or before the fourteenth calendar day after the Forbearance Effective Date (collectively, the “Forbearance Fee”).
SECTION 4.Effectiveness.
This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):
(a)Agreement. Each of the Issuer, the Guarantors and the Initial Forbearing Noteholders shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form);
(b)Forbearance Fee. The Issuer shall have paid or caused to be paid the Forbearance Fee to the Initial Forbearing Noteholders.
(c)Latham Fee Agreement.    The Issuer shall have (i) executed and delivered a counterpart signature page to the fee agreement (the “Latham Fee Agreement”) between the Issuer and Latham & Watkins LLP (“Latham”), setting forth the reimbursement by the Issuer of any fees and expenses incurred by Latham in connection with its representation of the Forbearing Noteholders and (ii) paid or caused to be paid to Latham, (x) a retainer fee and (y) accrued fees and expenses, in each case, as set forth in the Latham Fee Agreement;
(d)Centerview Engagement Letter.    The Issuer shall have (i) executed and delivered a counterpart signature page to the engagement letter (the “Centerview Engagement Letter”) among Centerview Partners LLC (“Centerview”), the Issuer, and Latham, on behalf of the Forbearing Noteholders, setting forth the engagement of Centerview as the financial advisor in connection with a possible Transaction (as defined therein) and (ii) paid or caused to be paid to Centerview accrued fees and expenses as set forth in the Centerview Engagement Letter;
(e)No Default or Event of Default. As of the date of this Agreement, no Default or Event of Default shall have occurred and be continuing, other than the Reporting Default; and
(f)Credit Facilities Forbearance Agreement. The Issuer and the Required Lenders (as defined in the Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Issuer and GTT Communications B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time shall have entered into a forbearance agreement (the “Credit Facilities Forbearance Agreement”) with respect to the Lender Specified Defaults, which Credit Facilities Forbearance Agreement shall be in the form attached hereto as Exhibit A.
SECTION 5.Representations, Warranties and Covenants of the Issuer.
To induce the Forbearing Noteholders to execute and deliver this Agreement, the Issuer and the Guarantors, jointly and severally, represents, warrants and covenants that:
(a)The execution, delivery and performance by the Issuer and each of the Guarantors of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by the Issuer and each of the Guarantors, this Agreement has been duly executed and delivered by the Issuer and each of the Guarantors, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b)Neither the execution, delivery and performance of this Agreement, all documents and instruments delivered in connection herewith, and the Supplemental Indenture (as defined below), nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of the Issuer’s or any of the Guarantors’ organizational documents or (ii) any applicable laws;
(c)(i)    On or prior to November 1, 2020, the execution, delivery and performance by the Issuer of a supplemental indenture to the Indenture (the “Supplemental Indenture”) shall have been duly authorized by the Issuer, the Issuer shall have executed and delivered the Supplemental Indenture and the Supplemental Indenture will be the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
(ii)     the Supplemental Indenture shall provide that the following language will be added to Section 6.01(c)(ii) of the Indenture immediately after “even though such delivery is not within the prescribed period specified in this Indenture”: “provided that, notwithstanding the foregoing, any Event of Default for failure to comply with the time periods prescribed in Section 4.15 with respect to the Issuer’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Q2 2020 Financial Report”) shall not be deemed to be cured upon the filing with the Commission of the Q2 2020 Financial Report, whether or not the Notes have been accelerated prior to such filing”;
(d) As of the date hereof, except for the Reporting Default, no Default or Event of Default has occurred or is continuing under the Indenture; and
(e)The Issuer further agrees that during the Noteholder Forbearance Period it will promptly upon the written request therefor, provide Latham and Centerview with such information relating to the Issuer, the Guarantors or their Subsidiaries as Latham and Centerview reasonably request from time to time, which information may be provided on a “professional eyes only” basis.

SECTION 6.Representations, Warranties and Covenants of the Forbearing Holders.
Each Forbearing Noteholder severally (but not jointly) represents, warrants and covenants that, (i) as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth in a letter, delivered to the Issuer contemporaneously herewith, and (ii) the execution, delivery and performance by such Forbearing Noteholder of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Forbearing Noteholder, this Agreement has been duly executed and delivered by such Forbearing Noteholder, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Forbearing Noteholder enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
SECTION 7.Reference to and Effect upon the Indenture.
(a)All terms, conditions and covenants contained in the Notes Documents, and all rights of the Forbearing Noteholders, shall, subject to the Forbearance, remain in full force and effect. Each of the Issuer and Guarantors hereby confirms that the Indenture, the Notes and the Guarantees are in full force and effect and that neither the Issuer nor any Guarantor has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to the Indenture, the Notes or the Guarantees.
(b)Except as set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture nor constitute a novation of any of the Obligations under the Indenture, the Notes or Guarantees, (ii) amend, modify or operate as a waiver of any default under the Indenture or any right, power or remedy of any Forbearing Noteholder, or (iii) constitute a course of dealing or other basis for altering the Indenture, the Notes, the Guarantees or any other contract or instrument. Except as set forth herein, each Forbearing Noteholder reserves all of its rights, powers, and remedies under the Indenture, the Notes, the Guarantees and applicable laws.
(c)Each of the Issuer and Guarantors acknowledges and agrees that the Forbearing Noteholders’ agreement to forbear from exercising their default-related rights and remedies with respect to the Noteholder Specified Defaults during the Noteholder Forbearance Period does not in any manner whatsoever limit any Forbearing Noteholder’s right to insist upon strict compliance by the Issuer and Guarantors with the Indenture, the Notes, the Guarantees this Agreement or any other document during the Noteholder Forbearance Period, except as set forth herein.
SECTION 8.Additional Covenants.
(a)Each Forbearing Noteholder agrees that until the expiration or termination of the Noteholder Forbearance Period, it shall not directly or indirectly sell, transfer, lend, gift, pledge, hypothecate, encumber, convert, enter into any derivative or hedging agreement with respect to, or otherwise dispose of (each, a “Transfer”) any ownership (including any beneficial ownership)2 in any of its Notes or enter into any agreement, arrangement or understanding in connection therewith, except that each Forbearing Noteholder may Transfer any of the foregoing:
2    As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Notes or the right to acquire the Notes.

(i)     to the extent such Forbearing Noteholder is managing the Notes on behalf of a fund, to another fund managed by the Forbearing Noteholder if the representations and warranties set forth in Section 6 remain true and correct in all respects after such Transfer;
(ii)     to any other Forbearing Noteholder (including through a broker-dealer intermediary), in which case, such Notes shall automatically be deemed to be subject to the terms of this Agreement;
(iii)     to a transferee the Forbearing Noteholder controls, is controlled by, is under common control with or is an affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act), affiliated fund, or affiliated entity with a common investment advisor, so long as the applicable transferee agrees to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement;
(iv)     to any other person provided that the transferee agrees in writing prior to such Transfer to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement, or the transferee executes and delivers a separate agreement with terms substantially similar to this Agreement for the benefit of the Issuer (the Transfers set forth in the foregoing clauses (i) to (iv), a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”); or
(v)     to a Qualified Marketmaker (as defined below) that acquires the Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes so long as such Qualified Marketmaker subsequently Transfers such Notes in a Permitted Transfer to a Permitted Transferee (any Transfer that does not comply with this paragraph shall be void ab initio).
Upon satisfaction of the foregoing requirements in this Section 8(a), the transferee shall be deemed to be a Forbearing Noteholder hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Notwithstanding anything to the contrary herein, a Qualified Marketmaker that acquires any of the Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes shall not be required to agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker Transfers such Notes as part of market-making activities in a Permitted Transfer to a Permitted Transferee.
(b)This Agreement shall in no way be construed to preclude the Forbearing Noteholders from acquiring additional Notes; provided, that (A) if any Forbearing Noteholder acquires additional Notes during the term of this Agreement, such Forbearing Noteholder shall report its updated holdings of Notes to the Issuer within five (5) Business Days of such acquisition and (B) any acquired Notes shall automatically and immediately upon acquisition by a Forbearing Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).
(c)The Issuer understands that the Forbearing Noteholders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Issuer acknowledges and agrees that, to the extent a Forbearing Noteholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Forbearing Noteholder that principally manage and/or supervise the Forbearing Noteholder’s investment in the Issuer, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Forbearing Noteholder so long as they are not acting at the direction or for the benefit of such Forbearing Noteholder or such

Forbearing Noteholder’s investment in the Issuer; provided that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that executes this Agreement.
(d)Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Forbearing Noteholder that is a Qualified Marketmaker before the Forbearance Effective Date, such Forbearing Noteholder shall be a Forbearing Noteholder hereunder solely with respect to the Notes listed on the letter delivered pursuant to Section 6 hereof and shall not be required to comply with this Agreement for any other notes it may hold from time to time in its role as a Qualified Marketmaker. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Issuer (or enter with customers into long and short positions in claims against the Issuer), in its capacity as a dealer or market maker in claims against the Issuer and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
(e)The Issuer shall deliver to Latham and Centerview, on a “professional eyes only” basis, (i) on each Tuesday occurring after the Forbearance Effective Date, a rolling 13-week cash flow forecast for such week and the subsequent 12 weeks, covering the Credit Parties’ budgeted total operating receipts, operating disbursements and net cash flow, on a weekly basis for such 13-week period and containing line items of sufficient detail, in a form consistent with such information that has been provided to the Revolving Lenders (as defined in the Credit Agreement) prior to the date of this Agreement, and (ii) a variance report comparing, for the cumulative period beginning the week during which the Forbearance Effective Date occurs through the week immediately preceding the week during which such variance report is delivered, the Credit Parties’ actual total operating receipts, operating disbursements and net cash flow compared to the corresponding forecasted amounts in the rolling 13-week cash flow forecast delivered in the preceding clause (i).
(f)The Issuer shall arrange and cause to be held a conference call every other week (at mutually agreed times) among representatives of the Issuer, the Issuer’s financial advisors, Latham and Centerview, for purposes of providing updates regarding cash flows, operations and the status of the sale of the infrastructure business of the Issuer, the Guarantors and their Subsidiaries, Noteholder Specified Defaults and such other updates and information as the advisors to the Forbearing Noteholders may reasonably request with respect to the financial condition of the Issuer, the Guarantors and their Subsidiaries.
SECTION 9.General Release; Indemnity.
(a)In consideration of, among other things, the Forbearing Noteholders’ execution and delivery of this Agreement, each of the Issuer and the Guarantors, on behalf of itself and its agents (including, without limitation, investment managers), representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the

“Claims”), against any or all of the Forbearing Noteholders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Indenture, the Guarantees or the Notes or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Issuer and the Guarantors, on the one hand, and any or all of the Forbearing Noteholders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, the Issuer and each Guarantor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 9 shall survive the termination of this Agreement and the Notes Documents.
(b)The Issuer and the Guarantors each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Issuer, any Guarantor, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Indenture, the Notes, the Guarantees, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither the Issuer nor any Guarantor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and the Guarantors each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement and the Notes Documents.
(c)Each of the Issuer and the Guarantors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Issuer or any Guarantor pursuant to Section 9(a) hereof. If the Issuer, any Guarantor or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Issuer and Guarantors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
SECTION 10.Amendments.
This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Issuer, the Guarantors and the Requisite Forbearing Noteholders. Any provision in this Agreement may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective, and any date or deadline set forth herein may be extended by written consent of the Requisite Forbearing Noteholders (which may be evidenced by email from counsel).
SECTION 11.Governing Law; Consent to Jurisdiction.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTION 12.08 OF THE INDENTURE RELATING TO SUBMISSION TO JURISDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
SECTION 12.Construction.
This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”
SECTION 13.Counterparts.
This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 14.Severability.
If any provision of this Agreement or the Indenture is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Indenture shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 15.Time of Essence.
Time is of the essence in the performance of the obligations of the Parties hereunder and with respect to all conditions to be satisfied by such Parties.

SECTION 16.Further Assurances.
Each of the Issuer and the Guarantors agrees to take all further actions and execute all further documents as the Requisite Forbearing Noteholders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.
SECTION 17.Section Headings.
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
SECTION 18.Notices.
Except as set forth herein, all notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the Indenture or in such other manner and to such persons as agreed upon by the Parties hereto.
SECTION 19.Assignments.
This Agreement shall be binding upon and inure to the benefit of the Issuer, the Guarantors, the Forbearing Noteholders and their respective successors and assigns.
SECTION 20.Relationship of Parties; No Third Party Beneficiaries.
Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Issuer and the Guarantors, on the one hand, and the Forbearing Noteholders, on the other hand. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the Parties hereto. No person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
SECTION 21.Final Agreement.
THIS AGREEMENT, THE INDENTURE AND THE GUARANTEES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES
SECTION 22.Separately Managed Accounts.
The Parties hereto acknowledge that all representations, warranties, covenants and other agreements made by or with respect to any Noteholder that is a separately managed account of an investment manager identified on the signature pages hereto (the “Manager”) are being made only with respect to the assets managed by such Manager on behalf of such Noteholder, and shall not apply to (or be deemed to be made in relation to) any assets or interests that may be beneficially owned by such Noteholder that are not held through accounts managed by such Manager.
[Signature pages follow]

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the Parties hereto as of the date first written above.
                        GTT COMMUNICATIONS, INC.

                        By: /s/ Steven Berns
Name: Steven Berns
                        Title: Chief Financial Officer

                        GTT AMERICAS, LLC
GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
GC PIVOTAL, LLC
COMMUNICATION DECISIONS – SNVC, LLC
ELECTRA LTD.
CORE 180, LLC

                        By: /s/ Steven Berns
Name: Steven Berns
Title: Vice President, Assistant Secretary and the Chief Financial Officer

GC PIVOTAL, LLC

                        By: /s/ Steven Berns
Name: Steven Berns
Title: Chief Financial Officer
SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

DDJ CAPITAL MANAGEMENT, LLC, on behalf of certain funds and accounts it manages and/or advises

By:    /s/ David J. Breazzano
    Name: David J. Breazzano
    Title: President

P. SCHOENFELD ASSET MANAGEMENT LP, as investment advisor on behalf of certain funds and managed accounts

By:    /s/ Alan Chan
    Authorized Signatory

CREDIT SUISSE ASSET MANAGEMENT, LLC, in its capacity as investment manager, sub-adviser, or similar capacity on behalf of certain holders of the 7.875% Senior Notes due 2024 of GTT Communications, Inc.

By:    /s/ Thomas Flannery
    Authorized Signatory

HG VORA CAPITAL MANAGEMENT, LLC, as investment advisor on behalf of certain funds and managed accounts

By:    /s/ Mandy Lam
    Authorized Signatory

Exhibit A
FORM OF CREDIT FACILITIES FORBEARANCE AGREEMENT

EXECUTION VERSION
FORBEARANCE AGREEMENT
This Forbearance Agreement (this “Agreement”) is entered into as of October 28, 2020, by and among GTT Communications, Inc., a Delaware corporation (the “U.S. Borrower”), GTT Communications, B.V., a company organized under the laws of the Netherlands (the “EMEA Borrower” and, together with the U.S. Borrower, the “Borrowers”), each other Credit Party party hereto, each of the undersigned Lenders (which constitute the Required Revolving Lenders and the Required Lenders) (collectively, the “Forbearing Lenders”) and KeyBank National Association, as Administrative Agent under the Credit Agreement (together with the Borrowers and the Forbearing Lenders, the “Parties”).
RECITALS
A.The U.S. Borrower, the EMEA Borrower, the lenders party thereto, KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”), and certain other financial institutions party thereto, are parties to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which the U.S. Borrower entered into the Revolving Commitments and incurred the U.S. Term Loans and the EMEA Borrower incurred the EMEA Term Loans. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.
B.The Borrowers have requested that, during the Lender Forbearance Period (as hereinafter defined), the Lenders agree to forbear from exercising any and all rights and remedies against the Credit Parties with respect to any Defaults or Events of Default that have occurred, or that may occur as a result of, (i) any failure by the Credit Parties to comply with Sections 6.01(a), 6.01(b) and/or 7.07(a) of the Credit Agreement, as applicable, as a result of any amendment, supplement, modification, restatement and/or withdrawal or public statement of non-reliance on (x) any audit opinion provided by the U.S. Borrower’s independent public accountants prior to the date of this Agreement pursuant to Section 6.01(a) of the Credit Agreement and/or (y) any financial statements provided by the U.S. Borrower prior to the date of this Agreement in accordance with Section 6.01(a) and/or (b) of the Credit Agreement, (ii) any representation, warranty or statement by any Credit Party contained in the Credit Agreement or any Loan Document (including, without limitation, any representation, warranty or statement (A) made by any Credit Party in any Notice of Borrowing, Notice of Continuation or Conversion and/or LC Request, (B) made or deemed made by any Credit Party pursuant to Sections 4.02 and/or 4.03 of the Credit Agreement in connection with any Credit Event, (C) made by any Credit Party in any Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.01(c) of the Credit Agreement and/or (D) made by any Credit Party pursuant to Amendment No. 1, Amendment No. 2 and/or Amendment No. 3) having been untrue in any material respect (without duplication as to any materiality modifiers, qualifications or limitations applicable thereto) on the date as of which made, deemed made or confirmed as a result of the existing or potential Defaults and/or Events of Default described in clause (i) of this paragraph, (iii) the failure by the Credit Parties to file the U.S. Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 on or before October 30, 2020 and/or the U.S. Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 on or before November 14, 2020 and (iv) the occurrence and continuance of the “Noteholder Specified Defaults” as defined in the Noteholder Forbearance Agreement as in effect on the date hereof (as defined below) (the “Cross-Default”) (clauses (i) through (iv), collectively, the “Lender Specified Defaults”).
C.Subject to the terms and conditions set forth herein, the Forbearing Lenders have agreed to forbear, solely during the Lender Forbearance Period, from exercising their default-related rights and remedies against the Credit Parties with respect to the Lender Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
SECTION 1.    Confirmation by the Borrowers of Obligations and Lender Specified Defaults.
(a)The U.S. Borrower acknowledges and agrees that, as of the Forbearance Effective Date (as hereinafter defined), the aggregate principal amount of outstanding U.S. Term Loans is $1,730,175,000.00 and the aggregate accrued and unpaid interest thereon is $3,996,704.25, the aggregate principal amount of outstanding Revolving Loans is $75,000,000.00 and the face amount of issued and outstanding Letters of Credit is $10,729,171.21. The EMEA Borrower acknowledges and agrees that, as of the Forbearance Effective Date, the aggregate principal amount of outstanding EMEA Term Loans denominated in Euros is €733,125,000.00 and the aggregate accrued and unpaid interest thereon is €1,853,177.09, and the aggregate principal amount of outstanding EMEA Term Loans denominated in Dollars is $139,300,000.00 and the aggregate accrued and unpaid interest thereon is $484,299.67.
(b)Each of the Borrowers represents that, (i) there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish the Administrative Agent’s or any Lender’s present and unconditional right to collect the indebtedness evidenced by the Loan Documents that is owed to such Person, and to proceed to enforce the rights and remedies available to Administrative Agent and Lenders as provided in the Loan Documents as of the date hereof and (ii) except for the Cross-Default related to the Reporting Default (as defined in the Noteholder Forbearance Agreement as in effect on the date hereof), no Defaults or Events of Default under the Credit Agreement have occurred and are continuing as of the date hereof. The Lender Specified Defaults, solely to the extent they occur (or have occurred) and become Events of Default, (x) cannot be cured (but, for the avoidance of doubt, can be waived) and (y) but for entry into this Agreement, would permit the Forbearing Lenders to exercise any applicable rights and remedies provided for under the Loan Documents and applicable law.
(c)Each of the Borrowers acknowledges and agrees that the Lenders and the Administrative Agent have not waived, released or compromised and do not hereby waive, release or compromise, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default (including the Lender Specified Defaults) that existed or may have existed, may presently exist, or may arise in the future, nor does any Lender or the Administrative Agent waive any rights and remedies under the Credit Agreement or the other Loan Documents (other than, to the extent and for the period expressly set forth herein, with respect to the Lender Specified Defaults), including any Lender’s right to direct the Administrative Agent to exercise any rights and remedies.
(d)Each of the Borrowers acknowledges and agrees that the Forbearance (as hereinafter defined) is limited in time and scope and is subject to the terms and conditions set forth herein. Each of the Borrowers further acknowledges and agrees that, upon the occurrence of a Termination Event (as hereinafter defined), the Forbearing Lenders shall be entitled to exercise all rights and remedies in respect of the Lender Specified Defaults under the Loan Documents and applicable law.
SECTION 2.    Forbearance; Forbearance Default Rights and Remedies.
(a)    In reliance upon the representations and warranties and covenants of the Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date, each of the Forbearing Lenders (severally and not jointly) agrees that, until the expiration or termination of the Lender Forbearance Period, it will forbear from:

(i)exercising any and all rights or remedies under the Loan Documents and applicable law (“Remedial Action”) against the applicable Credit Parties (or any of their assets or properties, whether or not constituting Collateral), including, without limitation, any action to accelerate or join in any request for acceleration of any of the Obligations, and
(ii)directing the Administrative Agent to take any Remedial Action, in each case described in clauses (i) and (ii), solely with respect to the Lender Specified Defaults (the “Forbearance”). As used herein, the term “Lender Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending automatically on the earliest to occur of (the occurrence of any of the events in the succeeding clauses (1) and (2), a “Termination Event”):
(1)any Forbearance Default (as hereinafter defined) and the delivery to the U.S. Borrower by either the Required Lenders or the Required Revolving Lenders of written notice of such Forbearance Default and such Forbearing Lenders’ intent to terminate this Agreement (which notice may be delivered by counsel to the Forbearing Lenders, including by electronic mail); and
(2)5:00 p.m., New York City time, on November 30, 2020; provided that the Lender Forbearance Period may be extended by the Requisite Forbearing Lenders1 pursuant to Section 11 hereof.
As used herein, the term “Forbearance Default” shall mean the occurrence of any of the following:
(A)the occurrence of any Event of Default under the Credit Agreement other than any of the Lender Specified Defaults;
(B)the failure by any Borrower to comply in all material respects with any term, condition, or covenant set forth in this Agreement (other than any term, condition or covenant set forth in Section 8), which failure remains uncured (to the extent curable) for three (3) Business Days after the Required Lenders deliver a written notice of such failure to the Borrowers (which notice may be delivered by counsel to the Forbearing Lenders, including by electronic mail);
(C)the failure by the U.S. Borrower to comply in all material respects with any term, condition, or covenant set forth in Section 8, which failure remains uncured (to the extent curable) for three (3) Business Days after the Required Revolving Lenders deliver a written notice of such failure to the U.S. Borrower (which notice may be delivered by counsel to the Forbearing Lenders, including by electronic mail);
(D)the failure of any representation or warranty made by either of the Borrowers under this Agreement to be true and complete in all material respects as of the date when made;
(E)the U.S. Borrower or any U.S. Subsidiary shall enter into or acknowledge any amendment, change, supplement or modification (including by means of a waiver or consent) to the 2024 Notes Indenture or the 2024 Notes that:
(x)    increases the rate of interest on the 2024 Notes or otherwise provides for any compensation to any Holder (as defined in the 2024 Notes Indenture), in each case, in excess of the rate of interest and/or compensation payable in respect of the 2024 Notes or under the 2024 Notes Indenture in effect as of the Forbearance Effective Date (other than,
1 “Requisite Forbearing Lenders” means the Required Lenders and the Required Revolving Lenders.

for the avoidance of doubt, the forbearance fee set forth in the Noteholder Forbearance Agreement); or
(y)    amends, changes, supplements or modifies any prepayment provisions of Section 4.07 of the 2024 Notes Indenture or otherwise, in each case, in a manner adverse to the Forbearing Lenders as reasonably determined by the Requisite Forbearing Lenders;
(F)    the end of the Noteholder Forbearance Period (as defined in the Noteholder Forbearance Agreement as in effect on the date hereof) or the failure for any reason for the Noteholder Forbearance Agreement to be in full force and effect;
(G)    the termination of that certain Sale and Purchase Agreement, dated October 16, 2020, between GTT Communications, Inc., Global Telecom and Technology Holdings Ireland
Limited, Hibernia NGS Limited, GTT Holdings Limited and Cube Telecom Bidco Limited;
(H)    the U.S. Borrower or any Subsidiary thereof shall:
(w)incur Indebtedness described in clause (i) of the definition thereof in the Credit Agreement;
(x)solely in the case of any Non-U.S. Subsidiary of the U.S. Borrower, provide a guarantee of the 2024 Notes;
(y)in the case of any Credit Party, sell, lease, transfer or otherwise dispose of any assets (including by means of a sale lease back and by means of mergers, consolidation, amalgamation and liquidation of such Person) or Equity Interests directly owned by such Credit Party to any Subsidiary of the U.S. Borrower that is not a Credit Party outside the ordinary course of business, unless such Subsidiary becomes a Credit Party prior to the consummation thereof; or
(z)permit, authorize or take any action (or otherwise assist in a third-party in taking any action) that grants any Lien on any property of the U.S. Borrower or Subsidiary thereof that secures (or purports to secure) the 2024 Notes; or
(I)    any purchase of any Class of Loans by any Credit Party pursuant to the Credit Agreement in which any portion of the consideration for such purchase is funded with the proceeds of Indebtedness issued by any Credit Party to the extent such purchase is not pro rata among or within such Class of Loans.
The Borrowers shall provide notice to the Forbearing Lenders of the occurrence of any Forbearance Default as soon as reasonably possible but in any event within three (3) Business Days of the Borrowers becoming aware of the occurrence of such Forbearance Default, which notice shall state that such event occurred and shall set forth, in reasonable detail, the facts and circumstances that gave rise to such event.
(b)The Forbearing Lenders hereby (i) direct the Administrative Agent not to take any Remedial Action during the Lender Forbearance Period as a result of any of the Lender Specified Defaults including, without limitation, any action to accelerate any of the Obligations and (ii) agree to take all actions reasonably requested by the Administrative Agent pursuant to the Loan Documents in connection with such direction.
(c)The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any of the Lender Specified Defaults or any other future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable law, (ii) to establish a custom or course of dealing between the Borrowers, on the one hand, and any Forbearing Lender, on the other hand, (iii) to give rise to any obligation on the part of the Lenders to extend, modify or waive any term or condition of the Loan Documents or (iv) to give rise to any defenses or counterclaims to the right of the Lenders to compel payment of the Obligations or otherwise enforce their rights and remedies set forth in the Loan Documents following a Termination Event. Nothing contained in this Agreement shall be deemed to obligate any Forbearing Lender to extend the Lender Forbearance Period or enter into any other forbearance agreements.
(d)Upon the occurrence of a Termination Event, automatically and without any further action by any Forbearing Lender or the Administrative Agent, the agreement of the Forbearing Lenders hereunder to forbear from taking any Remedial Action shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which each of the Borrowers waives. The Borrowers agree that the Forbearing Lenders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Loan Documents and/or applicable law, including, without limitation, Remedial Action with respect to any of the Lender Specified Defaults. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Borrowers acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Forbearing Lenders under the Loan Documents and applicable law with respect to the applicable Credit Parties shall continue to be available to the Forbearing Lenders.
(e)Each of the Parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Forbearing Lenders may be entitled to take or bring in order to enforce their rights and remedies against the Credit Parties are, to the fullest extent permitted by law, tolled and suspended during the Lender Forbearance Period.
(f)Each of the Credit Parties understands and accepts the temporary nature of the forbearance provided hereby and that the Forbearing Lenders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Credit Agreement after the Lender Forbearance Period.
SECTION 3.    Effectiveness.
This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):
(a)Agreement. Each of the Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form).
(b)No Default or Event of Default. As of the date of this Agreement, no Default or Event of Default shall have occurred and be continuing, other than the Cross-Default related to the Reporting Default.
(c)Noteholder Forbearance Agreement. The U.S. Borrower and beneficial owners of more than a majority of the U.S. Borrower’s outstanding 2024 Notes shall have entered into a forbearance agreement (the “Noteholder Forbearance Agreement”) with respect to the Noteholder Specified Defaults, which Noteholder Forbearance Agreement shall be in the form attached hereto as Exhibit A.
(d)Fees and Expenses.

(i)To the extent invoiced at least one Business Day prior to the date of this Agreement, the Credit Parties shall have paid the reasonable and documented fees, charges and disbursements of Jones Day, counsel to the Administrative Agent, and one local counsel in each relevant jurisdiction, in each case, incurred in connection with this Agreement or in connection with any Loan Documents entered into prior to the Forbearance Effective Date.
(ii)The Borrowers shall have entered into engagement letters or fee letters, as the case may be, for the payment of all reasonable and documented fees and expenses of (1) Milbank LLP (“Milbank”) as counsel to the ad hoc group of Term Lenders (the “Ad Hoc Lender Group”) and (2) Houlihan Lokey Capital, Inc. (“Houlihan”) as financial advisor to the Ad Hoc Lender Group, which engagement letters or fee letters shall be in form and substance reasonably acceptable to Milbank and Houlihan, as applicable.
(iii)The Borrowers shall have paid, via wire transfer to Milbank, the amounts set forth in the Milbank fee letter that are required to be paid as of the date of this Agreement.
(iv)The Borrowers shall have paid, via wire transfer to Houlihan, the amounts set forth in the Houlihan engagement letter that are required to be paid as of the date of this Agreement.
(v)In consideration of the agreements of the Forbearing Lenders contained in this Agreement, the U.S. Borrower agrees to pay the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Agreement at or prior to 3:00 p.m., New York City time, on October 27, 2020, a fee in an amount equal to 0.167% of the sum of such Lender’s Revolving Commitment and outstanding Term Loans as of such date (the “Forbearance Fee”); provided that the Forbearance Fee shall not be payable unless and until all other conditions to the effectiveness of this Agreement have been satisfied; provided, further that the Forbearance Fee shall be paid in immediately available funds in the Approved Currency of such Lender’s Revolving Commitment and/or outstanding Term Loans, as applicable.
SECTION 4.    Representations, Warranties and Covenants of the Borrowers. To induce the Forbearing Lenders to execute and deliver this Agreement, each of the Borrowers represents, warrants and covenants that:
(a)The execution, delivery and performance by such Borrower of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Borrower, this Agreement has been duly executed and delivered by such Borrower, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b)Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower’s organizational documents or (ii) any applicable laws; and
(c)As of the date hereof, except for the Cross-Default related to the Reporting Default, no Default or Event of Default has occurred or is continuing under the Credit Agreement.

SECTION 5.    Representations, Warranties and Covenants of the Forbearing Lenders. Each Forbearing Lender severally (but not jointly) represents, warrants and covenants that, (i) as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the Loans and/or Commitments set forth on the signature page hereof beneath its name, and (ii) the execution, delivery and performance by such Forbearing Lender of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Forbearing Lender, this Agreement has been duly executed and delivered by such Forbearing Lender, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Forbearing Lender enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
SECTION 6.    Reference To And Effect Upon The Credit Agreement.
(a)All terms, conditions, covenants, representations and warranties contained in the Credit Agreement, and all rights of the Forbearing Lenders, shall, subject to the Forbearance, remain in full force and effect. Each of the Borrowers hereby confirms that the Credit Agreement is in full force and effect and that such Borrower has no right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to the Credit Agreement or the applicable Loans.
(b)Except as set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement nor constitute a novation of any of the Obligations under the Credit Agreement, (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any right, power or remedy of any Forbearing Lender, or (iii) constitute a course of dealing or other basis for altering the Credit Agreement or any other contract or instrument. Except as set forth herein, each Forbearing Lender reserves all of its rights, powers, and remedies under the Loan Documents and applicable laws.
(c)Each of the Credit Parties acknowledges and agrees that the Forbearing Lenders’ agreement to forbear from exercising their default-related rights and remedies with respect to the Lender Specified Defaults during the Lender Forbearance Period does not in any manner whatsoever limit any Forbearing Lender’s right to insist upon strict compliance by such Borrower with the Credit Agreement, this Agreement or any other document during the Lender Forbearance Period, except as set forth herein.
SECTION 7.    Additional Covenants.
(a)    Each Forbearing Lender agrees that until the expiration or termination of the Lender Forbearance Period, it shall not directly or indirectly sell, transfer, lend, gift, convert, enter into any derivative or hedging agreement with respect to, or otherwise dispose of (each, a “Transfer”) any ownership (including any beneficial ownership)2 in any of its Loans or Commitments or enter into any agreement, arrangement or understanding in connection therewith, except that each Forbearing Lender may Transfer any of the foregoing: (i) to the extent such Forbearing Lender is managing the Loans and/or Commitments on behalf of a fund, to another fund managed by the Forbearing Lender if the representations and warranties set forth in Section 5 remain true and correct in all respects after such Transfer; (ii) to any other Forbearing Lender (including through a broker-dealer intermediary), in which case, such Loans and/or Commitments shall automatically be deemed to be subject to the terms of this Agreement; (iii) to a transferee the
2 As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Loans and/or Commitments or the right to acquire the Loans and/or the Commitments.

Forbearing Lender controls, is controlled by, is under common control with or is an affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act), affiliated fund, or affiliated entity with a common investment advisor, so long as the applicable transferee agrees to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement; or (iv) to any other person provided that the transferee agrees in writing prior to such Transfer to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement, or the transferee executes and delivers a separate agreement with terms substantially similar to this Agreement for the benefit of the Borrowers (the Transfers set forth in the foregoing clauses (i) to (iv), a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”) (any Transfer that does not comply with this paragraph shall be void ab initio). Upon satisfaction of the foregoing requirements in this Section 7(a), the transferee shall be deemed to be a Forbearing Lender hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.
(b)This Agreement shall in no way be construed to preclude the Forbearing Lender from acquiring additional Loans and/or Commitments; provided, that (A) if any Forbearing Lender acquires additional Loans and/or Commitments during the term of this Agreement, such Forbearing Lender shall report its updated holdings of Loans and/or Commitments to the Borrowers within three (3) Business Days of such acquisition and (B) any acquired Loans and/or Commitments shall automatically and immediately upon acquisition by a Forbearing Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).
(c)Each of the Borrowers understands that the Forbearing Lenders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, each of the Borrowers acknowledges and agrees that, to the extent a Forbearing Lender expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Forbearing Lender that principally manage and/or supervise the Forbearing Lender’s investment in such Borrower, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Forbearing Lender so long as they are not acting at the direction or for the benefit of such Forbearing Lender or such Forbearing Lender’s investment in such Borrower; provided that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that executes this Agreement.
(d)Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Forbearing Lender that is a Qualified Marketmaker (defined below) before the occurrence of conditions giving rise to the effective date for the obligations hereunder, such Forbearing Lender shall be a Forbearing Lender hereunder solely with respect to the Loans and/or Commitments listed on such signature pages and shall not be required to comply with this Agreement for any other Loans it may hold from time to time in its role as a Qualified Marketmaker. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Borrowers (or enter with customers into long and short positions in claims against the Borrowers), in its capacity as a dealer or market maker in claims against the Borrowers and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
(e)The Borrowers shall deliver to the Administrative Agent, to be distributed by the Administrative Agent solely to the Lenders that have agreed to receive material non-public information (“Private-Side Lenders”), (i) on each Tuesday occurring after the Forbearance Effective Date, a rolling 13-week cash flow forecast for such week and the subsequent 12 weeks, covering the Credit Parties’ budgeted total operating receipts, operating disbursements and net cash flow, on a weekly basis for such 13-week period and containing line items of sufficient detail, in a form consistent with such information that has been provided to the Revolving Lenders prior to the date of this Agreement, and (ii) a variance report, in form, reasonable detail and substance satisfactory to the Administrative Agent and certified by the chief financial officer of the U.S. Borrower, comparing, for the cumulative period beginning the week during which the Forbearance Effective Date occurs through the week immediately preceding the week during which such variance report is delivered, the Credit Parties’ actual total operating receipts, operating disbursements and net cash flow compared to the corresponding forecasted amounts in the rolling 13-week cash flow forecast delivered in the preceding clause (i).
(f)    The Borrowers shall arrange and cause to be held a conference call every other week (at mutually agreed times) among representatives of the Borrowers, the Borrowers’ financial advisors, the Administrative Agent, Private-Side Lenders and Houlihan, for purposes of providing updates regarding cash flows, operations and the status of the sale of the infrastructure business of the Credit Parties and their Subsidiaries, Lender Specified Defaults and such other updates and information as the Administrative Agent or any Private-Side Lender may reasonably request with respect to the financial condition of the Credit Parties and their Subsidiaries.
SECTION 8.    Covenants For the Benefit of Revolving Lenders.
(a)    The U.S. Borrower hereby agrees that at all times after the Forbearance Effective Date (including after a Termination Event has occurred), individually with each Revolving Lender and solely for the benefit of each Revolving Lender (whether or not a Forbearing Lender), that, unless otherwise previously consented to in writing by each Revolving Lender:
(i)the U.S. Borrower shall not permit the Aggregate Revolving Facility Exposure to exceed 30% of the Total Revolving Commitment in effect as of Forbearance Effective Date (excluding (i) all Letters of Credit issued and outstanding as of the Forbearance Effective Date and (ii) Letters of Credit that are Cash Collateralized or backstopped in full by other letters of credit) (the “Revolving Commitment Cap”); and
(ii)the U.S. Borrower shall not request a Credit Event in the form of a Borrowing or LC Issuance (and no Revolving Lender will be obligated to participate in any such Credit Event), if after giving effect thereto, the Aggregate Revolving Facility Exposure would exceed the Revolving Commitment Cap.
(b)    Upon the earlier to occur of (x) the end of the Lender Forbearance Period (after giving effect to all extensions thereof in accordance with this Agreement) and (y) the entry by the U.S. Borrower into any transaction pursuant to which the Liens on the U.S. Collateral securing the U.S. Obligations are subordinated in right of priority (or are otherwise made junior to) to Liens on the U.S. Collateral securing any other Indebtedness or the U.S. Obligations are subordinated to (or otherwise made junior to) the prior payment in full of any other Indebtedness of the U.S. Borrower, in each case, the Total Revolving Commitment shall be permanently reduced on a pro rata basis, automatically and without the delivery of any notices or the taking of any other action by any party, to an amount equal to the Revolving Commitment Cap.
(c)    The agreements set forth by the U.S. Borrower in this Section 8 (x) are a material inducement to the agreements of the Revolving Lenders set forth herein, (y) shall be an independent right granted to each Revolving Lender individually and individually enforceable by such Revolving Lender against the U.S. Borrower and (z) shall survive the occurrence of a Termination Event and remain in effect solely until the end of the Revolving Facility Specified Provisions Period (as defined in the Credit Agreement as in effect on the date hereof).

SECTION 9.    General Release.
(a) Release of Claims; No Defenses.
(i)As of the date of this Agreement, each Credit Party that is a party hereto and the U.S. Borrower, on behalf of each other Credit Party and each of their respective Subsidiaries (collectively, the “Releasors”), to the fullest extent permitted by law, hereby releases, and forever discharges the Administrative Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of usury, which relate, in whole or in part, directly or indirectly, to the Loans, the Loan Documents, the Obligations, the Collateral or this Agreement, in each case, which existed, arose or occurred at any time prior to the date of this Agreement, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Agreement, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, unfair dealing, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, or otherwise, and any claim based upon illegality or usury (collectively, the “Released Claims”). No Releasor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims. The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses which existed, arose or occurred at any time prior to the date of this Agreement, all of which are released by the provisions hereof in favor of the Released Parties.
(ii)Each Releasor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan Documents or this Agreement, that can be asserted either to reduce or eliminate all or any part of any of the Releasors’ liability to the Administrative Agent and the Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent or the Lenders, for or in connection with the Loans or any of the Loan Documents. Each Releasor further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Agreement.
(iii)Each Releasor hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist as of the date of this Agreement, which, if known, would have materially affected the decision to agree to these releases. Accordingly, each Releasor hereby agrees, represents and warrants to the Administrative Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that each Releasor nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.
(iv)In making the releases set forth in this Agreement, each Releasor acknowledges that it has not relied upon any representation of any kind made by any Released Party.
(v)It is understood and agreed by the Releasors and the Released Parties that the acceptance of delivery of the releases set forth in this Agreement shall not be deemed or construed as an admission of liability by any of the Released Parties and the Administrative Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.
SECTION 10.    Reaffirmation and Acknowledgement.
(a)Each U.S. Credit Party, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Obligations under the Loan Documents are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents to which it is a party, and (iv) reaffirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral to secure the Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.
(b)The EMEA Borrower, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Non-U.S. EMEA Credit Party Obligations under the Loan Documents are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents to which it is a party, and (iv) reaffirms pledge of and/or grant of a security interest in its assets constituting Collateral under the Non-U.S. Security Agreements to secure the Non-U.S. EMEA Credit Party Obligations and acknowledges and agrees that such pledge and/or grant continue in full force and effect in respect of, and to secure, the Non-U.S. EMEA Credit Party Obligations.
SECTION 11.    Amendments. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Borrowers and the Requisite Forbearing Lenders; provided, however, that the consent of each Revolving Lender (whether or not a Forbearing Lender) shall be required in order to modify, amend or waive any provision of Section 8 of this Agreement (other than an extension of the Lender Forbearance Period which shall require the consent of the Requisite Forbearing Lenders). Any provision in this Agreement may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective (which, in the case of any waiver of the provision of Section 8 of this Agreement, shall include the signature of each Revolving Lender (whether or not a Forbearing Lender)), and any date or deadline set forth herein may be extended by written consent of the Requisite Forbearing Lenders (which may be evidenced by email from counsel).

SECTION 12.    GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.08 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
SECTION 13.    Construction. This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”
SECTION 14.    Counterparts. This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 15.    Severability. If any provision of this Agreement or the Credit Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Credit Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 16.    Time of Essence. Time is of the essence in the performance of the obligations of the Parties hereunder and with respect to all conditions to be satisfied by such Parties.
SECTION 17.    Further Assurances. Each of the Borrowers agrees to take all further actions and execute all further documents as the Required Lenders or Required Revolving Lenders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.
SECTION 18.    Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 19.    Notices. Except as set forth herein, all notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the Credit Agreement or in such other manner and to such persons as agreed upon by the Parties hereto.
SECTION 20.    Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Forbearing Lenders and their respective successors and assigns.
SECTION 21.    Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Borrowers and the Forbearing Lenders. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the Parties hereto. Except as otherwise expressly provided in Section 8 or Section 11 of this Agreement with respect to any Revolving Lender, no person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
SECTION 22.    Final Agreement. THIS AGREEMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follow]

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the Parties hereto as of the date first written above.
GTT COMMUNICATIONS INC.
By:
Name: Steven Berns
Title: Chief Financial Officer
GTT COMMUNICATIONS, B.V.
By:
Name: Mike Winston
Title: Authorized Signatory
GTT AMERICAS LLC
GTT GLOBAL TELECOM GOVERNMENT
SERVICES LLC
ELECTRA, LTD.
CORE 180 LLC
COMMUNICATIONS DECISIONS – SNVC, LLC
By:
Name: Steven Berns
Title: Vice President, Assistant Secretary and the Chief Financial Officer
GC PIVOTAL LLC
By:
Name: Steven Berns
Title: Chief Financial Officer
GTT – Lender Forbearance Agreement

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

GTT – Lender Forbearance Agreement

Exhibit A
Noteholder Forbearance Agreement
(see attached)